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                                                                    EXHIBIT 23.3



                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS


We have issued our report dated January 20, 1997, accompanying the financial statements of Bayard Drilling Technologies, Inc. incorporated by reference in the Nabors Industries, Inc. Registration Statement filed on Form S-4 and related Prospectus/Proxy Statement of Nabors Industries, Inc. and Pool Energy Services Co. to be filed on or about August 5, 1999. We consent to the use of the aforementioned report in the Registration Statement and related Prospectus/Proxy Statement, and to the use of our name as it appears under the caption "Experts".


/s/ GRANT THORNTON LLP
GRANT THORNTON LLP

Oklahoma City, Oklahoma
August 5, 1999